Rental Agreement

Details of the Premises

Location: Omer Industrial Park

Building No: A1 + B1 + C1 + D1.

Floor area of the building in square meters: 2,193 sq. m.

Appendixes:

Appendix 1     -     The first page of the lease agreement

Appendix 1a     -     Diagram

Appendix 2     -     Rental and Service Fees

Appendix 3     -     Electrical Connection

Appendix 4     -     Authorization of drawing up work insurance

Appendix 5     -     Authorization of drawing up various insurance

Appendix 6     -     Fire Detection and Air Conditioning

Appendix 7     -     Bank Account Debit Order Instruction

Appendix 8     -     List of Facilities and Equipment Existing in the Premises

Non Protected Rental Agreement

Drawn up and signed at the Omer Industrial Park on January 26, 2014

Between:	Tefen Enterprises Ltd. Pr. Co. No. 51-141489-8

The address of which is:
P. O. Box 1, Tefen, 24959
Tel: (04) 910-9603
Fax: (04) 987-2861
(Hereinafter: “The Company”)
The party of the first part

And:	Vishai Advanced Technologies Ltd. Pr. Co. No. 51-2868142
Of 2 Ha’ofan St., Holon Industrial Zone 5881419
Tel: (03) 557-0888
Fax: (03) 556-8116

(Hereinafter: “The Tenant”)
The party of the other part

Whereas:
The Company holds the long term lease rights regarding the land and buildings located at the Omer Industrial Park pursuant to the lease agreement, as detailed on the first page of the lease agreement, marked as Appendix 1;

And whereas:	The Company operates the Omer Industrial Park, where it constructed industrial buildings and office buildings and provides associated services (hereinafter: “The Industrial Park”);

And whereas:
The Company holds the rights as stated and operates, inter alia, an industrial and office building that incorporates Units A1 + B1 + C1 + D1, in the Omer Industrial Park, of a gross floor area of 2,193 sq. m. (exterior measurements) (hereinafter: “The Premises”).

A drawing of the building and the land upon which the premises is located, including measurements, is attached and marked as Appendix 1A;

And whereas:
The parties are interested in setting down, in this agreement, the terms of the rental as non protected rental, all pursuant to the terms and conditions and directives as detailed below in this agreement;

And whereas:
The Company declares that there is no preclusion, pursuant to the agreement or the law, to rent the premises to the tenant and that there is no preclusion pursuant to the agreement or the law to enter into this agreement;

And whereas:	The Tenant has viewed the premises, examined the state thereof and found such and the surroundings to be suitable to the Tenant’s needs;

And whereas:
The Tenant is interested is renting the premises and the Company agreed to let the premises to the Tenant for purposes of a manufacturing assembly factory and offices; (hereinafter: “The Objective of the Rental”).

Therefore did the parties declare, agree and condition as follows:

1.	Preamble, Appendixes and Interpretation

1.1	The preamble to this agreement and the appendixes to it, that are attached at the time of the signing of this agreement, being signed by both parties, will constitute an integral part thereof.

1.2	The heading of the sections of this agreement are there for convenience only and do not have any weight, and no such weight will be afforded such, for purposes of the interpretation thereof.

1.3
This agreement replaces any other agreement signed between the parties and exhausts the endorsements, the conditions, the declarations, the legal relationship between the parties and no proposal, summation, understanding, custom, representation or promise done or given prior to the signing of this agreement, or at the time of the signing of this agreement, by one party to the other, will be valid, whether in writing or verbally, whether explicit or implied, except as stipulated in this agreement.

1.4	No change, addition or diminution to this agreement will be valid after the date of the signing thereof, unless put in writing and signed by the parties to this agreement.

2.	The Rental Period and Options to Extend the Rental Period

2.1
The Company hereby associates with the Tenant and the Tenant hereby rents the premises from the Company for a period commencing on January 20, 2014, and concluding on January 19, 2019, (hereinafter: “The Date of Termination of the Rental Period”).

2.2
The Tenant alone is given the option to notify the Company by means of a 90 day notice, at minimum, prior to the date of termination of the rental period, and in writing, regarding its desire to extend the rental for an additional 5 (five) year period, commencing from the date of termination of the rental period, (hereinafter: “The Option Period”), as long as the Tenant has fulfilled all the provisions of this agreement.

2.3
At any time after the conclusion of the first year of rental and by means of a 12 month prior notice, the Tenant has the right to notify the Company of the curtailing of the rental period and the cancellation of the rental agreement (hereinafter: “The Date of Termination of the Rental Period”).

2.4
The provisions of this agreement will apply during the option period, with the exception of the changes detailed in this agreement – regarding the one off increase of the rental fee by 5% over and above the rental fee that will be paid by the Tenant in the last month of the rental period.

2.5
All the rest of the provisions of this agreement, with the exception of the update as stipulated in this section, applicable to the rental period, will apply as is to the entire extension period and with the exception of the right of the Tenant to extend the rental period and any place in this agreement where the words “rental period” are stipulated, this expression will also include the option period.

2.6	Reducing the Size of the Premises

It is hereby agreed that after the first year of rental, the Tenant will have the right to reduce the floor area of the premises pursuant to a written notification and under the following conditions:

2.6.1	The notification will be submitted 180 days in advance;

2.6.2	The floor area handed back [to the Company] will be one, or more of the 4 areas marked on the drawing in Appendix 1A to this agreement, with the letters 1ka, 1kb, 1kc, 1kd.

The floor area handed back [to the Company] will be an area separated, by the Tenant and for the Tenant’s account, from the premises that will remain in the Tenant’s possession and will include a separate entrance and all the facilities detailed in Appendix 8 to this agreement.

2.7	The Objective of the Rental

2.7.1
The Tenant undertakes to use the premises during the rental period only for purposes of conducting and developing its existing and future business dealings, which is the type of business that it currently conducts, and not for any other purpose, unless the Tenant has obtained the Company’s prior consent to this end. It is clarified that for purposes of running its business, the Tenant runs a factory at the premises in the field of manufacture of electronic components and weighing devices, including manufacture, processing, marketing, administration, etc.

2.7.2	The Company hereby declares and undertakes that the Tenant is permitted, pursuant to the provisions of the Urban Building Plan, to use the premises for purposes of its existing business activities.

2.7.3
The parties agree that the rental pursuant to this agreement is solely for the premises and the Tenant does not have any right to hold or use or benefit from any other part of the Omer Industrial Park, with the exception of the premises itself and with the exception of the joint use of those parts and facilities at the Omer Industrial Park that will be determined by the Company as being access roads to the premises.

2.7.4
Despite the above states, the Tenant is permitted to position devices on the roof of the premises, such as a generator and / or motors (chillers) for the air conditioning and ventilation system, without such being considered as a deviation from the premises and subject to the fact that installation and use will be carried out pursuant to the directives of the law and as long as the installation will be within the boundaries of the area marked in red on the drawing (the service roof above the lowered offices), of a weight that will not exceed 500 kg. / sq. m. and the height of the devices will not exceed 4 meters from the floor of the roof. In order to eliminate doubt, insofar as the installation of devices will obligate any payment / fees / levy whatsoever, the tenant will bear such.

2.7.5
The Company declares that the premises have been constructed pursuant to the drawing, the specification, the Urban Building Plan and pursuant to the directives of any permit issued vis-à-vis the premises.

3.	Rental Fees

3.1
The Tenant will pay the Company, in advance, for the rental of the premises, on the first day of every month, monthly rental fees of the amount stipulated in Appendix 2 to this agreement, such being linked to the Consumer Price Index. The Tenant will be exempt from the payment of rental fees up to June 1, 2014.

3.2	Linkage to the index will be effected by multiplying the amount of the rental fee by the ratio between the new index and the base index.

3.3	For purposes of this Section:

“Index”: Means the Consumer Price Index, including fruit and vegetables, published by the Central Bureau of Statistics. Should the index be replaced or should the method of calculation and formulation of the index be replaced or should the index be published by another organization in place of the above stated Bureau, the calculation of the increase of the index for purposes of this section of the agreement, will be carried out pursuant to the new index, using the linking formula between the new index and the old index.

“The Base Index”: The April 2014 index that will be published on May 15, 2014.

“The New Index”: The latest index that will be known on the date of execution of each payment of rental fees. A decreased [negative] index will not be taken into account.

3.4	All the payment stipulated in the agreement applying to this Tenant will be linked to the Index pursuant to the above stated provisions, and VAT pursuant to the law will be added.

4.	Instruction to Debit a Bank Account

4.1	To facilitate the collection of the rental fee, the Tenant will sign a bank stop order, in the wording submitted by the Company to the Tenant.

The wording of the bank stop order is attached to this agreement and marked Appendix 7.

4.2
The payment of rental fees will be carried out by means of a written letter of authorization by debiting the Tenant’s bank account. As long as the Tenant has not vacated the premises, the Tenant will not be entitled to alter or cancel the written letter of authorization, without the prior written consent on the part of the Company.

4.3
In order to eliminate doubt, the cancellation of the written letter of authorization on the part of the Tenant without the prior written consent of the Company, will allow the Company to make immediate use of the security deposit lodged with the Company.

5.	Adaptation of the Premises

The Tenant confirms that it has viewed, inspected and examined the premises and found such to be suitable for its needs from all aspects and without reservation, and that the Tenant waives any condition of allegation of flaw, defect, incongruence or argument pertaining to the property and the content thereof, including concealed non congruence or for any other reason. At the time of handing over the key to the Tenant, a handover protocol will be drawn up and insofar as defects will be apparent at the premises (with the exception of the fire detection and extinguishing system, which is handed over “as is”), such will be rectified by the Company as soon as possible.

6.	Use

6.1
The Tenant will make use of the premises only for purposes of the rental. The parties agree that, without derogation from any other relief at the disposal of the Company pursuant to the agreement and / or the law, the breach of this section will be considered a fundamental breach of the agreement and will constitute a pretext of eviction against the Tenant

6.2
Without derogating from the above stated, should the Tenant cease to make use of the premise or cease to make use of the premises for purposes of the rental, for a period that exceeds six continuous months, the Company will be at liberty, but not obligated, to terminate the contractual association by means of a prior, written 60 day notice.

6.3	The Tenant is not permitted to remove equipment or furniture belonging to the Company from the premises unless it has obtained the prior, written consent of the Company.

7.	Obtaining Permits

7.1	The Tenant will take care of obtaining all the permits required by law to run its business.

7.2
Subject to that stipulated in this agreement and in its associated appendixes, the Tenant declares that it is aware of the fact that the Company will not bear any responsibility whatsoever for obtaining permits of any kind that will be required for purposes of the Tenant conducting its business.

7.3
If, for any reason whatsoever, the Tenant did not obtain a permit to conduct its business, such will not relieve the Tenant of the responsibility of paying rental fees until the end of the rental period, pursuant to this agreement.

7.4
The Tenant and the Company hereby undertake to obey all the laws, regulations, orders and directives of any kind issued by the Government, municipal or other regimes vis-à-vis the occupation of the premises, and the use thereof and to compensate the Company vis-à-vis any damage or expenditure incurred by the Company in the wake thereof.

7.5
There is no fire detection and extinguishing system in the premises, pursuant to the Fire Fighting Service requirements, and neither a fire detection controller board. The Tenant will install the fire detection controller board and / or sprinkler system, in the premises, for the Tenant’s account, pursuant to the Fire Fighting Service requirements.

8.	Mandatory Payments – Telephone, Electricity and Water

8.1
The Company will supply the Tenant with water for its needs pursuant to the permit approved for the building by the Authorities in the original building permit and the Tenant will pay the Company for the water consumption pursuant to the tariffs laid down by the Omer Local Council, as will be valid at the time of consumption. It is hereby clarified that the Company will not be responsible for any malfunction in the supply of water or for any cutoff of the water supply, whatever the reason for the cutoff of the water supply may be.

8.2
The Company will supply the Tenant with low voltage electricity (at least 400 V with a 3 * 600 ampere connection) for its needs and the Tenant will pay the Company for the electricity actually consumed pursuant to the Israel Electric Corporation’s low voltage tariffs, including power coefficient fines pursuant to the IEC’s definitions. It is hereby clarified that the Company will not be responsible for any malfunction in the supply of electricity or for any cutoff of the electricity supply, whatever the reason for the cutoff of the electricity supply may be.

In the event that the Tenant will require an increase in the size of the electrical connection, the Company will give its authorization to increase the electricity supply, on condition that the Tenant will bear the costs, pursuant to the account that the Company will receive.

8.3	The payment for the above stated ongoing supply of water and electricity will be carried out by means of the bank debit order (Appendix 7).

8.4
Without derogating from the above stated, the Tenant agrees that the non supply of electricity and water to the premises, for reasons not under the Company’s control, will not derogate from the Tenant’s obligation pursuant to this agreement.

8.5	There are electricity and water meters at the premises.

8.6	There is a main electrical board and electricity feed at the premises and the Company declares that such is in good working order and the Tenant receives such in the state as is.

8.7
The tenant declares that it is aware of the fact that the Company executes an initiated electricity shutdown once a year for about 12 hours, for purposes of servicing, maintenance and repair of the electricity grid transformers and high voltage system at the Industrial Park. The Company will give the Tenant a 30 day notice regarding the planned shutdown date and coordination of the date of the shutdown with the Tenant and the Tenant will not have any allegations against the Company due to the initiated electricity shutdown.

8.8
The Tenant will bear all payments of municipal taxes applicable to the premises, all the applicable local council taxes as well as any tax, municipal tax, levy or other obligatory payment applicable vis-à-vis the occupation of the premises and / or the use thereof, the payment of which have been lawfully imposed upon the actual user or actual occupant. The Tenant undertakes to register with the Council as the occupant of the premises within 7 days of the date of the commencement of the rental period pursuant to this agreement. The Tenant undertakes to not inform the Council regarding the curtailing of the rental period, unless it has obtained the written consent of the Company to this end.

8.9	The Tenant will order telephone lines in accordance with its needs, for the Tenant’s account and will bear all the cost of maintaining and using such.

8.10	The Tenant undertakes to settle any payments, applicable to the Tenant, pursuant to this agreement, on time.

8.11
Any fine, expense or damage incurred as a result of a delay in payment, due to the tardiness on the part of the Tenant in payment thereof, including any expenditure or damages incurred in the wake of the suspension of services to the premises, will apply to the Tenant.

8.12
In the event that after the Tenant vacates the premises, such bills as stipulated above will arrive vis-à-vis the period that the premises were occupied by the Tenant, the Tenant will be obligated, as stated, to pay such payments forthwith upon receipt of the notification thereof from the Company or from the Company’s representative.

9.	Maintenance of the Premises

9.1
The Tenant undertakes to maintain the rented building (which is the property of the Company) in a good and complete state of repair while referring to all the requirements and instructions that it will receive from time to time from the Company Engineer, at the accepted standards regarding the proper maintenance of the premises.

9.2
In the case that the Company will carry out the work stipulated in paragraph (1) above at the behest of the Tenant, the Tenant will pay the Company, within 15 days of demand, any amount that the Company will expend for maintaining the premises.

10.	Repairs to the Premises

10.1
The Company will be responsible to repair, for the Company’s account, within a reasonable period if time, pursuant to the case, of damages resulting from reasonable wear and tear sustained by the exterior walls, the piping, the floor and the roof of the premises, including external infrastructure.

10.2	In order to eliminate doubt, in the case of a blockage of the drain system, the Tenant is responsible for the repair thereof for the Tenant’s account.

10.3	The Company will be responsible for preventing rain leaks into the premises.

10.4	Without derogating from that stipulated in section 9 above, the Tenant is responsible for the repair of the parts of the premises not detailed in paragraph (1) above and will bear such costs.

11.	Damage Caused by the Tenant

The Tenant undertakes to make use of the premises in a cautious and reasonable manner and to ensure that, for the entire rental period, the premises and all the facilities associated with the premises are in a good state of repair and will refrain from causing damage and / or breakdown vis-à-vis the premises and / or of its facilities and / or defacing and / or dirtying any part of the premises. Without derogating from the above stated, the Company will be at liberty to repair any damage and or breakdown and / or alteration as stated and charge the Tenant with the cost of the repair. The Tenant will inform the Company of any damage within 48 hours of such being detected.

12.	Responsibility and Insurance

Commencing from the date of the signing of the agreement, the Tenant:

12.1
Will bear full responsibility for any damage caused as a result of a deed and / or blunder on the part of the Tenant and / or those representing the Tenant vis-à-vis this agreement, to the life and limb and / or the property of any person and any corporation and, without derogating from the generality of the above stated, including the Tenant, the Tenant’s employees, the Company, the Company’s employees and any third party whatsoever.

12.2
Hereby undertakes to compensate any of the Tenant’s employees, for the Tenant’s account, as well as the Company and any third party vis-à-vis any costs of damage, loss, expense or compensation owing to them as a result of damage incurred by them during and / or in association with the activities of the Tenant and the Tenant absolves the Company of any responsibility for the damage as stated.

12.3
Hereby undertakes to compensate the Company for any damage, loss or expense incurred by the Company as stated, immediately upon the first demand on the part of the Company to do so, as well as regarding any expenditure borne by the Company vis-à-vis the stated damage. Despite the above stated – it is clarified that the Tenant will indemnify the Company only vis-à-vis payment based on a verdict, the execution of which was not delayed, as long as the Company informed the Tenant regarding any demand and / or claim to this effect – immediately upon the receipt thereof. The Company will not be entitled to compromise vis-à-vis grounds in which the Tenant was indebted without obtaining prior written authorization from the Tenant.

Insurance

12.4
Without derogating from the responsibility of the Tenant pursuant to the law and / or pursuant to that stipulated in this agreement, prior to the date of taking possession of the premises and / or prior to the date of commencement of any work whatsoever on the premises on the part of the Tenant and / or anyone acting on behalf of the Tenant – the earlier of the two dates, the Tenant hereby undertakes to take out and uphold “Establishment Work Insurance” as detailed in the “Authorization of Taking Out Work Insurance” document attached to this agreement as Appendix 4, which constitutes an integral part of the agreement, regarding any work carried out by the Tenant and by anyone acting on behalf of the Tenant, in the premises and any investment in the premises, including equipment, systems and machinery that will serve the Tenant’s business operation as well as repairs, renovations, improvements, alterations and additions carried out in the premises

12.5
The limits of liability in the third party insurance taken out by the Tenant as stipulated in paragraph (2) of the Tenant’s Authorization of Taking Out Work Insurance (Appendix 1) is an amount of $ 1,000 (one thousand US dollars) multiplied by the floor area of the premises, with a minimum of $ 100,000 and a maximum of $ 2,000,000 per event and accumulative for the insurance period. All the above stated is subject to that stipulated in paragraph 12.18 below.

12.6
The Tenant undertakes to produce, for the Company, at the time of signing this agreement, or the date of commencement of work in the premises, the earlier of the two dates, an authorization of taking out Establishment Work Insurance pursuant to the wording of the “Authorization of Taking Out Work Insurance” document attached to this contract as Appendix 4, it being duly signed by the insurer. The Tenant declares that it is aware of the fact that producing an “Authorization of Taking Out Work Insurance”, as stated, constitutes a dependent and preliminary condition for the commencement of the Tenant’s work in the premises and the Company will be at liberty to prevent the Tenant from carrying out work in the premises and / or bringing in assets, as stated, in the case that the stipulated authorization was not produced to the Company prior to the date stipulated above.

12.7
Without derogating from the responsibility and undertaking on the part of the Tenant pursuant to this agreement, and / or pursuant to the law, from the date of bringing assets and / or any property whatsoever into the premises (with the exception of the assets included in the above stated work) or from the date of conclusion of work in the premises – the earlier of the two, the Tenant undertakes to purchase, for its account, and to maintain valid throughout the entire rental period and / or the entire option period, the insurance stipulated in the “Authorization of Taking Out Tenant’s Insurances” attached as Appendix 5 to this agreement.

12.8
The Tenant undertakes to update the insurance amounts vis-à-vis the insurance stipulated in the “Authorization of Taking Out Tenant’s Insurances” in such a manner that such will always reflect the value of the property in replacement value.

12.9
Without any need for a demand on the part of the Company, the Tenant undertakes to produce for the Company, no later that the date of commencement of this agreement or the date of bringing in any assets whatsoever into the premises, the earlier of the two dates, an authorization regarding taking out premises insurance pursuant to the wording of the “Authorization of Taking Out Tenant’s Insurance” document, attached as Appendix 5 to this agreement, it being duly signed by the insurer. The Tenant declares that it is aware of the fact that producing an “Authorization of Taking Out Tenant’s Insurance” as stated, constitutes a dependent and preliminary condition for the commencement of the Tenant’s activities in the premises and / or bringing in any assets whatsover into the premises, as stipulated above and the Company will be at liberty to prevent the tenant from carrying out activities in the premises and / or bringing in assets, as stated, in the case that the stipulated authorization was not produced to the Company prior to the date stipulated above.

12.10
The limits of liability in the third party insurance taken out by the Tenant as stipulated in paragraph (2) of the Authorization of Taking Out Tenant’s Insurance (Appendix 5) is an amount of $ 3,500 multiplied by the floor area of the premises with a minimum of $ 250,000 and a maximum of $ 5,000,000 per event and accumulative for the insurance period. All the above stated is subject to that stipulated in paragraph 12.18 below.

12.11
It is agreed that the Tenant is at liberty to not take out loss of income insurance, in full or in part, as detailed in Paragraph (4) of the authorization of taking out of insurance on the part of the Tenant (Appendix 5) and the Tenant is at liberty to not take out glass breakage insurance as detailed in paragraph (1) of the authorization (property insurance) while, however, the exemption included in paragraph 12.21 below will apply as if the insurance required in the authorization has been taken out.

12.12
In order to eliminate doubt, it is hereby clarified that not producing the insurance authorization at the above stated date, will not affect the Tenant’s undertakings pursuant to this contract, including, and without derogating from the generality as stated, to carry out any payment applicable to the Tenant and the Tenant undertakes to uphold all its undertakings pursuant to this contract even if the Tenant will be prevented from carrying out work and / or taking possession of the premises and or bringing assets into the premises and / or opening a business in the premises due to not producing authorizations on time.

12.13
No later than 14 days prior to the date of conclusion of the period of insurance of the Tenant, The Tenant undertakes to lodge with the Company, an authorization of taking out Tenant’s insurance as stated above vis-à-vis extending the validity for an additional year.

12.14
The Company will be entitled to examine the insurance authorizations produced by the Tenant as stipulated above and the Tenant undertakes to carry any change or amendment required in order to adapt such to the Tenant’s undertakings pursuant to the insurance clauses detailed in this agreement.

12.15
The Tenant declares and undertakes that the rights of the Company to conduct an examination and demand the changes as detailed above do not impose any responsibility whatsoever on the Company or on anyone acting on behalf of the Company, regarding the authorization of the stated insurance, the quality thereof, the scope or the validity thereof, or regarding the absence thereof and such will not derogate from any obligation whatsoever imposed upon the Tenant pursuant to this contract.

12.16
The tenant undertakes to fulfill all the terms and conditions of the policies stipulated in this section above, to pay the insurance premiums in full and on time and to ensure and verify that the premises insurance policies will be renewed from time to time, as required and will be valid for the entire rental period. Should the Tenant not comply with its undertakings pursuant to this section in whole, the Company will be entitled, but not obligated, to take out the insurance or part thereof in lieu of the Tenant and for the Tenant’s account and / or to pay in lieu of the Tenant any amount whatsoever, without derogating from the rights of the Company to any other relief.

12.17	The Tenant undertakes to uphold the reasonable safety procedures that will be published from time to time by the Company.

12.18
In order to eliminate doubt, it is hereby agreed that setting a limit of liability as stipulated in paragraphs 12.5 and 12.10 above, is the minimum requirement imposed upon the Tenant. The Tenant declares and confirms that it will refrain from raising any allegations and / or claims vis-à-vis the Company and / or the Management Company and / or anyone acting of behalf of them, in all matters related to the minimum limits of liability as stated.

12.19
The Tenant undertakes to not carry out, and / or to not permit anyone acting on behalf of the Tenant to carry out any deed or blunder which may increase the insurance expenses applicable to the Company and / or the other tenants vis-à-vis building insurance or tenant insurance. The Tenant undertakes that should the Company be charged with payment of additional insurance premiums over and above the acceptable amounts due to the activities of the Tenant, the Tenant will pay the Company the additional amount, as stated, immediately upon receipt of the first demand.

12.20
The Tenant declares that it will not have any allegations and / or demands and / or claims against vis-à-vis any damage liable for indemnity pursuant to the insurance detailed in the authorizations of taking out insurance stipulated above and the Tenant hereby absolves the Company and / or anyone acting on behalf of the Company from any responsibility for damage as stated. The above stated regarding absolution from responsibility will not apply to an individual who maliciously caused damage.

12.21
The Tenant absolves the Company, the Management Company and those acting on their behalf as well as other tenants, other renters and other rights holders in the Industrial Park in whose rental agreements or in any other agreement grants them Industrial Park rights, a parallel exemption vis-à-vis the Tenant is included, that exempts the Tenant from any liability vis-à-vis any damage for which the Tenant is eligible for indemnification (or which it would have been eligible for indemnification but for the deductible amount stipulated in the policies) pursuant to the insurance taken out pursuant to paragraph (1) of the authorization of taking out Tenant’s work insurance, Appendix 4, and paragraph (1) and (4) of the authorization of taking out Tenant’s insurance, Appendix 5, as long as the exemption from liability will not apply vis-à-vis an individual who maliciously caused damage.

12.22
If, in the opinion of the Tenant, there is a need to take out additional and / or complementary insurance to the tenant insurance as stated above, the Tenant undertakes, that any additional or complementary property insurance, as stated, will include a clause regarding the waiver of the right of subrogation as detailed in paragraph 1 of Appendix 4 in favor of the Company and the Management Company and those acting on their behalf, although the waiver as stated will not apply vis-à-vis an individual who maliciously caused damage.

12.23	These clauses constitute significant terms in this contract and the breach thereof and / or the breach of any of the terms and conditions will constitute a fundamental breach of the contract.

Tenant Insurance

12.24
Without derogating from the liability of the tenant pursuant to this agreement and or by law, the Tenant undertakes to take out and maintain, throughout the period of the agreement, the following insurance (hereinafter: “Tenant Insurance”): -

12.25
Expanded fire insurance that fully covers the replacement value of the building housing the premises (including the premises building explicitly), and all its systems, adjacent structures and facilities and any other property owned by the Tenant, against the accepted risks in expanded fire insurance including fire, lightening, smoke, explosion, earthquake, storm, hurricane, flood, water damage, impact by aircraft, collision, break in, robbery, riots, strikes and malicious damage (hereinafter: “Expanded Fire Insurance”).

The insurance will include a waiver of the right of subrogation vis-à-vis the Tenant, as long as the stated waiver of the right of subrogation will not apply vis-à-vis an individual who maliciously caused damage.

12.26
Consequential Loss Insurance for the premises (including a loss of rental fees), in the wake of a loss and / or damage to the building and / or the insured’s property as stipulated in paragraph 12.25 above, in the wake of expanded fire insurance (with the exception of a break in), for an indemnity period of 12 months. The insurance will include a waiver of the right of subrogation vis-à-vis the Tenant, as long as the stated waiver of the right of subrogation will not apply vis-à-vis an individual who maliciously caused damage.

Despite the above stated, it is agreed that the Tenant is entitled to not take out the stated insurance, in full or in part, however the exemption as stated in paragraph 12.29 below will apply as if the insurance has been taken out in full.

12.27
Third party liability insurance for cover of the liability of the Tenant pursuant to the law vis-à-vis injury and / or damage that is liable to be incurred by life or property of any person and / or body, in the limits of liability of $ 1,000,000 per incident and accumulative for the annual insurance period. The insurance will not include a limitation regarding liability resulting from fire, explosion, panic, lifting devices, loading and offloading devices, defective sanitary facilities, poisoning, anything harmful in food or drink, riots, strikes, malicious damage, liability regarding and vis-à-vis contractors, sub contractors and their employees as well as subrogation claims on the part of the National Insurance Institute. The insurance will be expanded to indemnify the Tenant vis-à-vis responsibility for the deeds and / or blunders on the part of the Tenant, subject to a cross-liability clause.

12.28
Employers liability insurance to cover the Tenant’s responsibility pursuant to the Damages Law (New Format) and / or the Responsibility for Defective Goods Law, 5740 – 1980, vis-à-vis the employees of the Tenant regarding physical injury and / or illness that is liable to be incurred by such during the course of and / or in the wake of their work, within the limits of liability of $ 5,000,000 per claimant, per incident and accumulative for the annual period of insurance. The insurance will not include a limitation regarding liability vis-à-vis contractors, sub contractors and their employees as well as regarding working at heights and depths, bait and toxins, hours of work and employment of youths. The insurance will be expanded to indemnify the Company should the Company be considered as being the employer of any of the Tenant’s employees.

12.29
The Company declares that it will not have any allegations and / or demands and / or claims against the Tenant vis-à-vis loss and / or damage for which the Company is eligible for indemnification pursuant to the insurance that the Tenant undertook to take out as stipulated in paragraphs 12.25 and 12.28 above, (or should have been eligible for indemnification but for the deductible amount) and absolves the Tenant from responsibility for any loss and / or damage as stated.

13.	Cleanliness

13.1
The Tenant undertakes to maintain the premises in a good state of repair and keep the premises and surroundings clean. Without derogating from the generality of that stated in this paragraph, the Tenant undertakes to ensure that any industrial waste belonging to the Tenant will be removed from the premises or from the vicinity of the premises and to position a container for the removal of industrial waste, including cardboard boxes and voluminous waste.

13.2
The Tenant is responsible for the fact that the sewage and effluent emanating from the premises will comply with sewage standards obligating all the factories located at the Industrial Park and the demands of the Local Authority. Should the sewage and effluent generated at the Tenant’s factory not comply with the stipulated standards and requirements, the Tenant will take all the steps required, for the Tenant’s account, to adapt the effluent to the stated standards and requirements.

13.3
The Tenant will indemnify the Company vis-à-vis any expenditure or loss incurred by the Company in the wake of a deed or blunder on the part of the Tenant that will cause the effluent emanating from the Tenant’s factory to not comply with the obligating standards and the requirements of the Local Authority.

14.	Safeguarding the Premises

14.1
Should the Tenant request to make use of the walls of the premises and / or the ceiling and roof systems of the premises, and / of the other components of the premises, for purpose of connecting or loading facilities and / or items of any kind whatsoever, the Tenant will be obligated to obtain, prior to the execution as stated, the written consent of the Company. The Company’s objection will be out of reasonable justification.

14.2
The Tenant will not bring, into the premises, equipment that is liable to cause damage to the premises and will not load the roof of the office block of the premises more than the permitted weight limit – 500 kg / sq. m.

15.	Public Areas

The Tenant will not be permitted to make any use whatsoever of the sidewalks, roads and any other public area outside of the premises, as defined above, except for the objective for which the public area was intended.

16.	Signs

The Company will design, in conjunction with the Tenant, directional signs in the industrial park. This design will take into account and will be expressed by the Tenant’s text only. The Company will execute the Tenant’s sign in the format and at the location determined by the Company as stipulated above. The payment for the sign will apply to the Tenant. The payment for a directional sign is a one time cost paid as part of the first stop order payment and is NIS 850. Any additional sign will be executed after obtaining authorization from the Company and for the Tenant’s account.

17.	Payment for Services

17.1
The Company will provide the Tenant, together with the rest of the tenants at the industrial park, with the services detailed below: Peripheral guarding, landscaping, cleaning of public areas, maintenance of systems: Water, electricity up to the premises, sewers, internal roads, parking lots and lighting in public areas inside the boundaries of the industrial park. In order to eliminate doubt, it is clarified that the peripheral guarding of the industrial park includes only control of those entering and exiting the park and does not include protecting the premises from unauthorized entry. The Company will not be responsible under any circumstances for any damage caused to the Tenant as a result of a break in to the premises or unauthorized entry into the premises.

17.2
The Tenant will pay the Company, each month, together with the rental fee, a service levy as stipulated in Appendix 2, for each square meter of premises. The linkage of the prices will be pursuant to Section 3 of the contract. The Tenant will be exempt from payment of the service levy until June 1, 2014.

18.	Alterations to the Premises.

18.1
The Tenant undertakes to not alter the premises building in any manner whatsoever or to affect it in any way, to not make any change or addition to the premises in any manner whatsoever, including adding any structure or facility or other permanent addition, to not damage the plumbing and electrical systems and to not install any additional systems or any additional electrical switches in the premises and to not install antennae or any other system – unless the Tenant has obtained the prior written consent of the Company.

18.2
The Tenant will not be entitled to make any changes to the premises without the prior written consent of the Company. The authorized changes will be carried out by a duly qualified contractor selected by the Tenant and subject to approval by the Company.

The Tenant will submit plans to the Company for the approval of the alterations and the plan will include: Building division plans, electrical plans including fire detection connected to the general system at the Industrial Park, air conditioning and plumbing plans.

It is hereby clarified that for purposes of carrying out the alterations requested by the Tenant, the Tenant will also be permitted to increase the floor space of the premises by means of use of the building percentages (hereinafter: “The Additional Area”), without having to be obligated to pay anything to the Company and subject to all the permits and licenses required to this end by the law. The type of method of increase of floor space is the construction of a gallery, the creation of an additional level by dividing the ground floor into two floors, under the following conditions:

1.	Obtain all the authorizations required from the Authorities.

2.	Bear all the payments of fees and levies / taxes demanded by any organization including the Israel Land Authority.

18.3
Despite the above stated, it is hereby agreed that the Company will be entitled to not approve the requested alterations only in the case that the alterations are liable to impact upon the mantle of the premises and / or the infrastructure contained therein.

18.4
Any alteration made to the premises after obtaining the approval of the Company and / or equipment that will be installed will be owned by the Tenant and will be dismantled by the Tenant upon the termination of the rental period and the handing back of the premises to the Company. The premises will be handed back to the Company in the state in which such was handed over to the tenant and including all the systems detailed in Appendix 8.

18.5
The Company will be entitled to remove or demolish any alteration or addition made by the Tenant without the Company’s consent, and to reinstate the premises to their former state, and the Tenant will bear all the costs incurred by the Company in this respect.

19.	Preventing Damages

19.1
The Tenant will refrain from creating any hazard whatsoever and, in this regard, the Tenant undertakes to not generate loud noise, odors or shocks that are liable to disturb the neighboring factories to the premises.

19.2
In any case of a disturbance as stipulated above, then in addition to any other right at the disposal of the Company pursuant to the provisions of this contract and / or pursuant to the directives of the law, the Company will be entitled to carry out any inspection and / or measurement and / or repair and / or any other action that the Company will deem fit to reinstate the state of the premises to its former state and / or to remove the hazard. All reasonable expenses that the Company will incur will apply to and will be paid by the Tenant, by means of a prior written notification.

19.3
The Tenant hereby undertakes to pay any reasonable amount expended by the Company, as stipulated above, to the Company, with the addition of linkage differences and interest pursuant to the law, from the date of expenditure of the amounts and up to the date of payment thereof by the Tenant. The Company’s accounts regarding the amount of such expenditure will constitute decisive proof of the correctness of that stipulated therein and the Tenant undertakes to pay such immediately upon first demand.

20.	Entry to the premises.

The Company’s employees and emissaries are permitted to enter the premises at any time during normal business hours, by prior coordination with the Tenant, in order to inspect such or to carry out repairs and other work that is required, in the opinion of the Company.

21.	Transfer of Rights

21.1
The Tenant will not be entitled, without prior written consent, to transfer all rights or any part thereof granted pursuant to this agreement, to any other and / or to others, with the exception of subsidiary companies fully controlled by the Tenant, and subject to the tenant always being responsible vis-à-vis the Company for the upholding of the provisions of this agreement.

21.2
The Tenant undertakes to not hand over or give possession or to transfer or to let the premises, or any part thereof, or any of the lease rights the Tenant has in the premises, and to not allow anyone else to use the premises or part thereof or to share the use thereof with anyone, whether for payment or not for payment, unless the Tenant has obtained the prior written consent of the Company.

21.3	The Company will be entitled to transfer its rights and obligations pursuant to this agreement to another, as long as the rights of the tenant pursuant to this agreement will not be affected.

22.	Evacuation

22.1
The Tenant will vacate the premises upon the termination of the rental period and will hand the premises back to the Company, it being empty of any person and object belonging to the Tenant, with the equipment in the premises as detailed in Appendix 8 being operational and in good working order and with the state of the premises being as it was handed over by the Company to the Tenant, with the exception of reasonable wear and tear. In any case where the Tenant will have to vacate the premises pursuant to this agreement, whether for the reason stipulated in this paragraph or for any other reason detailed in this agreement, the Tenant will have to hand the premises back together with the keys, it being totally vacant and in a good state and appropriate for immediate use, with the exception of reasonable wear and tear.

22.2
Furthermore, the Tenant will produce for the Company, upon the conclusion of the rental period, or the actual evacuation of the premises, authorization from the local authority that the Tenant does not have any debts of taxes and / or fees to the Local Authority vis-à-vis the premises, up to the end of the rental period or up to actual date of evacuation.

Without derogating from that stated below, should the Tenant not vacate the premises at stated above, the Tenant will pay the Company a predetermined fixed compensation amount (hereinafter: “The Compensation”) for each day of tardiness, of an amount equal to double the rental fee that will apply to the premises vis-à-vis one day’s rental during the last month of the last year of rent. The compensation will be linked to the Consumer Price Index and the calculation of the linkage difference will be done by the Company each month. The determined compensation with the addition of the linkage differences will be paid no later than 7 days from date of demand.

22.3
The above stated will not affect or derogate from any right of the Company and in particular its right to demand the vacating of the premises. In order to eliminate doubt, it is agreed that the debiting of the Tenant as detailed in this paragraph, will also apply after the end of the rental period and up to the actual vacating of the Tenant.

23.	Section Cancelled

24.	Breach of Contract and the Cancellation Thereof

Without derogating from any other provision of this agreement, it is agreed that each of the occurrences detailed below will be considered a fundamental breach of the contract on the part of the Tenant, which will grant the Company the right to cancel this agreement forthwith.

24.1	Should an attachment be applied to the full rights of occupation or use of the premises on the part of the Tenant, and / or on any of the Tenant’s moveable assets.

24.2
Should a verdict be handed down for the liquidation of the Tenant and / or if the Tenant commenced execution processes or if execution processes were commenced against the Tenant, that threaten the existence thereof, bankruptcy procedures or if a trustee or receiver has been appointed for the Tenant or for its assets.

24.3
Should the Tenant reach an agreement with its creditors or has lodged an application regarding an arrangement with its creditors and the stipulated orders have not been cancelled within 30 days of being issued.

24.4	Should the Tenant be late by more than 10 days with the settlement of any of the payments applicable to it pursuant to this agreement.

24.5
Should the Tenant breach the provisions of any of the following sections of this agreement: 3, 6.1, 7.4, 8, 9, 11, 12, 17, 18, 19, 22, 26 and it is agreed that any breach of one of these section constitutes a fundamental breach of this agreement and any fundamental breach of this agreement, as well as any other breach of this contract constitutes a fundamental breach thereof pursuant to the Contracts Law (Remedies Vis-à-vis Breach of Contract), 5731 – 1971.

24.6
In any case of a breach that is not a fundamental breach, listed under the provisions of the above stated paragraph, there will be an extension of 30 days from the date of issue of a written warning regarding the breach by the Company to the Tenant, a reasonable extension pursuant to the Contracts Law (Remedies Vis-à-vis Breach of Contract), 5731 – 1971. and should the Tenant not rectify the breach within the extension period, the Company will be entitled to cancel this contract forthwith.

24.7
In addition to any relief that the Company will be entitled to sue for pursuant to this agreement, and / or pursuant to the law and without derogating from the generality stipulated above, the Company will be entitled to bring about the immediate cancellation of this agreement, in the cases detailed below:

24.8	Use of the premises in contradiction of the objectives of the rental objectives as detailed in this agreement.

24.9	Transfer of the Tenant’s rights in the premises to another, in contradiction to the provisions of this contract.

24.10	Creation of a significant hazard in a manner that is liable to disturb the neighboring factories to the premises.

24.11	Executing a deed in contradiction of the provisions of Section 15 and / or 19 (a) of this agreement above.

24.12	Any other breach of the agreement that has not been rectified by the Tenant within 30 days of the Company issuing a written warning to the Tenant.

24.13	Should the Company notify of the cancellation of the agreement, the Tenant will evacuate the premises within 60 days from the date of receipt of the notification.

24.14	There is nothing in the directives of this section to derogate from the rights of the Company pursuant to this agreement or pursuant to the Law.

25.	Settlement of the Tenant’s Debts

25.1
In a case where the Tenant breached its undertakings pursuant to this agreement and did not pay payments applicable to the Tenant, the Company will be entitled, should it so wish, to pay in lieu of the Tenant any amount regarding the premises, the payment of which applies to the Tenant pursuant to this agreement or pursuant to the law and this not before the date of payment thereof has passed. The Company will inform the Tenant of its intension to pay the amount as stated in lieu of the Tenant, seven days prior to the date of payment.

25.2
The Tenant will reimburse the Company with any amount paid by the Company as stated, within seven days from the date of be requested to do so, together with interest as stipulated in Section 30 below, from the date of demand and until the actual date of payment.

26.	Taxes

All the Government and / or municipal and / or other taxes, fees and levies of any kind whatsoever, related to the conducting of the Tenant’s business and / or applicable to the Tenant vis-à-vis the rental of the premises and / or which will apply to the Tenant, will be paid by the Tenant.

27.	Tenant protection Law

27.1
The parties hereby declare that vis-à-vis the rental pursuant to this agreement, the Tenant did not pay the Company key money whether directly or indirectly and the Tenant Protection Law (Combined Format) 5732 – 1972 and / or any part that will replace such (hereinafter: “The Tenant Protection Law”) will not apply. In the case that the Tenant will carry out work in the premises for the Tenant’s account, such work will not, under any circumstances, be considered as payment of key money and the Tenant will not be considered a protected tenant pursuant to the Tenant Protection Law.

27.2
The Tenant declares that it is clear to the Tenant that the intent of the parties is non protected rental and in any case of interpretation of this agreement, the agreement will be interpreted in light of this intent on the part of the parties.

28.	Legal and Other Expenses

28.1
The parties agree and declare that in the case that the Tenant will not vacate the premises upon the termination of the rental period, or after a notification of the cancelation of the rental [agreement] pursuant to Section 24 of the this agreement above has been dispatched to the Tenant, then in addition to all the remedies laid down in this agreement and in the law, the Tenant will bear all the reasonable costs that will be ruled for the Company in all matters related to the legal handling against the Tenant regarding any hearing or legal claim or action at the Debt Collection Execution Bureau, and including the fees of the Company’s attorney to whom the matter has been handed over (hereinafter: “Legal Costs”).

28.2
The Tenant will pay the company the legal costs immediately after the verdict is handed down against the Tenant and pursuant to what has been ruled and together with linkage and interest, from the date of the dispatch of the letter of demand and up the date of actual payment.

29.	Changes to the Agreement

Any changes to the terms of this agreement or waiver of the rights of the Company pursuant to the agreement, will be done only in writing and with the signature of the signatories obligating the Company.

30.	Linkage and Interest

The parties agree that regarding any amount that the Tenant will not pay on time (hereinafter: “The Arrears Amount”), the Tenant will be obligated to pay the Company current loan account interest at the maximum rate customary at the First International Bank on anomalous overdraft amounts.

31.	Agreement Expenses

Each party will bear the costs of handling this agreement.

32.	Value Added Tax

Any amount that the Tenant is obligated to pay will bear value added tax pursuant to the lawful rate on the day of payment. The parties agree that the Company will be entitled to round off the amounts that the Tenant owes as payments to the Company, pursuant to this agreement or pursuant to the law, to the nearest whole Shekel. The payment of value added tax will be at the date determined for the effecting of any of the payments detailed in this agreement.

33.	Guarantees and Securities

33.1
As a guarantee for the payment of rental fees, the electricity consumption account the municipal taxes, should such not be paid by the Tenant on time, and all the Tenant’s debits pursuant to this agreement, the Tenant will lodge, with the Company, at the time of the signing of this agreement, a check totaling an amount equal to 4 month’s rent together with VAT that will be held in trust at Adv. Michael Meir Sela & Co. (hereinafter: “The Trustee”). The trustee will be entitled to transfer the deposit money in full or in part to the Company in the event that it has been proved to the trustee’s satisfaction that the Tenant breached the contract and did not rectify the breach despite a 14 day warning and the Company will be at liberty to use this money to settle the Tenant’s debts (hereinafter: “The Deposit”).

33.2
Any use of the deposit amount as stipulated above obligates the Company to dispatch a prior written warning notification to the Tenant and only if the Tenant has refrained from settling the debt applicable to the Tenant for a period of 14 days after receipt of the warning by the Tenant, the Company will be entitled to make use of the deposit. In the case the use of the deposit monies to settle the debts of the Tenant, the Tenant will supplement the balance of the deposit that has been realized immediately upon receipt of the notification regarding the realizing of the deposit.

33.3	The deposit monies will be invested by the Trustee in the trust account by means of an annual deposit at the International Bank.

33.4
Upon the termination of the rental period and subject to the completion of the debiting of the Tenant pursuant to this agreement, and insofar as no use has been made of the deposit amount, this amount will be refunded to the Tenant, or the balance amount in the case that use was made of the deposit, to which the interest accrued will be added, less the commission regarding handling the deposit.

34.	Non Offsetting of Payments

The Tenant will not be entitled to offset, from the rental fee and / or from other payments owing by the Tenant to the Company, any amount whatsoever owing to the Tenant, insofar as such will be owing to the Tenant, by the Company.

35.	Use of the Explosion Proof Room

In times of emergency, the Tenant is permitted to make emergency use of the bomb shelter located adjacent to the dining room for the protection of the Tenant’s employees.

36.	Delivering Notifications

Any notification that the parties to this agreement must deliver one to the other, will be considered as having been delivered 72 hours after having been handed in for registered mail delivery at a post office in Israel, to the addresses of the parties as detailed in this agreement. The hand delivery of a notification at the premises to one of the managers will be considered as a legally binding delivery to the Tenant. In addition to the above stated, the parties will be entitled to dispatch notifications to each other by courier, and in such a case, the delivery of a notification will be considered to be the date appearing on the delivery note signed by the courier.

And in witness have the parties set their signatures:

[rubber stamp]	[round stamp]
Tefen Enterprises Ltd.	Vishay Advanced Technologies Ltd.
Association No. 511414898
( - signature - )	( - signature - )
__/s/ Arye Dahan____	_/s/_Ella Shomer___
The Company	The Tenant

Measurement Diagram – Appendix 1A

XXXX sq. m. [typical]

Appendix 2

Rental and Service Fees

1.
The Tenant will pay the Company, in advance, on the first day of each month, of the rental period, commencing from June 1, 2014, rental fees totaling NIS 24 for each square meter of the floor space of the premises, and a service levy totaling NIS 6 for each square meter of the floor space of the premises. During the option period, 5% will be added to the principal of the rental fees and to the principal of the service levy over and above the rental fees and the service levy that will be paid in the last month of the rental period.

2.	Linkage difference pursuant to paragraph no. 3 of the rental agreement will be added to the rental fees and service levy principal detailed above.

3.	Value added tax at the rate that will be fixed pursuant to the law on the date of payment will apply to the rental fees and service levy principal with the addition of linkage differences.

4.
In the case of the reduction of the floor space of the premises, rental fees and service levy will be paid in accordance with the floor area stipulated in Appendix 1A to this agreement that will remain occupied by the Tenant.

Appendix 3

Electrical Connection

1.
The Company will supply the Tenant, for its account, a feed switch to which the Tenant will connect. The electricity supply line will suit, from an engineering point of view, the full electrical load of the premises.

2.	The main electrical board will comply with the requirements of the standard.

3.	The size of the electrical supply feed to the Tenant will be 3 * 600 Ampere.

4.
In the event that the Tenant will require a larger electricity supply feed than that stipulated in Paragraph 2 above, the Tenant will bear the addition to the price between the expanded electricity supply line and that stipulated in paragraph 2 above, pursuant to the Israel Electric Corporation price list as will be valid at the time.

5.	Changes to the existing electrical facility and the power and lighting electrical boards in the area of the premises will be carried out by the Tenant and for the Tenant’s account.

6.
Prior to commencing changes in the execution of the existing electrical facility that the Tenant wishes to install in the premises, the Tenant will submit detailed electrical plans of the facility to the Company for approval. Only after obtaining authorization, can the Tenant commence carrying out the work in the premises.

7.
Upon the completion of the execution of the Tenant’s electrical connection, the Tenant will order an inspection of the facilities by a qualified electrical inspector and will produce a report for the Company that confirms that the facility complies with the requirements of the Israel Electric Corporation and is free of defects and can be connected to the electricity supply.

Appendix 4

Authorization of Taking Out Work Insurance

Date: ______________
To:
Tefen Enterprises Ltd.
Company No. 51-141489-8
P. O. Box 1, Tefen 24959
(Hereinafter “The Company”)

Dear Sir / Ma’am,

Re: Our Insured: ______________________ (hereinafter: “The Contractor”)
Authorization of Taking out an Insurance Policy Pursuant to the Terms of
Contract No: ___________ of [Date] ___________ (hereinafter: “The Contract”)

We hereby confirm that as of [date] ___________ and up to [date] ____________ our company has drawn up contractor work insurance in the name of the Tenant, contractors and subcontractors, which secures the work carried out by the Tenant and / or anyone acting on behalf of the Tenant as detailed below, of a scope of cover that is not less than the cover pursuant to the wording of the policy known as “Bit” customary at the date of the commencement of the insurance period:

Name of the insured in all the insurance policies: The contractor and / or the Tenant and / or contractors and / or subcontractors.

1.
Chapter 1 – “All Risks” insurance that covers loss or damage caused to the Tenant’s work, of full value, as well as loss or damage caused to the equipment used to carry out the work as stated. This chapter includes a clause regarding waiver of subrogation vis-à-vis the Company and the Management Company as well as vis-à-vis neighboring tenants and other rights holders in the industrial park, in whose insurance a parallel clause regarding waiver of subrogation vis-à-vis the Tenant was included, as long as the above stated regarding the waiver of the right of subrogation will not apply to a person who caused malicious damage.

The chapter includes an expansion regarding the property that is being worked upon and / or adjacent property, with a limit of liability totaling $ * __________ ( __________ thousand dollars).

2.
Chapter 2 – Third party liability insurance of the limit of liability as detailed below. The stated chapter includes a cross liability clause by which the insurance is considered as having been taken out for each of the individuals of the insured.

Limit of liability ** $ ______________.per event and accumulative for the insurance period.

The chapter as stated will include an expansion regarding: Subrogation claims of the National Insurance Institute; physical injury resulting from the use of motor vehicles that it is not obligatory to insure under compulsory insurance (should such be relevant); Tremors and foundation weakening up to an amount of at least $ 100,000 per event.

The name of the insured in this chapter includes the Company and / or the Management Company subject to a cross liability clause.
In order to eliminate doubt, damage to the property of the Tenant and / or the management company will be considered damage to third party property pursuant to this chapter.

3.
Chapter 3 – Employers liability insurance vis-à-vis liability for all the workers employed in carrying out the work of a limit of liability of $ 5,000,000 per claimant per case and total for the insurance period.

The insurance does not include any limitation regarding working at heights and at depths, work hours, bait and toxins, contractors, subcontractors and their employees as well as matters of employing youth legally.
The name of the insured in this chapter includes the Company and / or the Management Company subject to a cross liability clause.

General

•
The above stated insurances include a specific condition by which they take preference over any insurance taken out by the Company and / or the Management Company and that we waive any demand or claim regarding sharing the insurance of the Company and / or of the Management Company.

•
We undertake that the above stated insurance will not be reduced and will not be cancelled during the insurance period, unless a written notification, dispatched by registered mail, is handed to the Company 30 days in advance.

•	We confirm that the Tenant is solely responsible for the payment of insurance fees and the deductible amount vis-à-vis the insurance as stipulated above.

Subject to the terms and reservations of the original policies insofar as such were not specifically altered pursuant to the above stated.

Sincerely

_______________	_______________	_______________	_______________
(Signature of the Insured)	(Signature of the Insurer)	(Name of the signer)	(Position of the signer)

Appendix 5

Authorization of Taking Out Work Insurance

Date: January 23, 2014
To:
Tefen Enterprises Ltd.
Company No. 51-141489-8
P. O. Box 1, Tefen 24959            For purposes of a rental agreement
(Hereinafter “The Company”)

Dear Sir / Ma’am,

Re: Authorization of Drawing up Insurance Regarding the Rental Agreement between the Company and Vishay (hereinafter: “The Tenant”) of [date] _______ (hereinafter: “The Agreement”) Regarding the _____________Premises at the Omer Industrial Park

We hereby confirm that as of July 6, 2013 and up to July 5, 2014, our company has issued the insurances listed below, in the name of the Tenant (hereinafter: “The Tenant’s Insurance”).

1.
Property Insurance – Insurance that insures the content of the premises owned or under the responsibility of the Company as well as property inventory and equipment serving the premises owned or under the responsibility of the Company and which is located outside of the premises within the boundaries of the Industrial Park, at replacement value, as well as any change and addition to the premises carried out and / or which will be carried out by the Tenant and / or anyone acting on behalf of the Tenant, against loss or damage in the wake of the customary risks incorporated in “Expanded Fire” insurance including fire, smoke, lightening, explosion, earthquake, storm, hurricane, flood, damages from liquid and burst pipes, damage caused by vehicles, damage caused by aircraft, strikes, riots, malicious damage, glass breakage, as well as break in. The insurance includes an explicit condition whereby the insurer waives any right of subrogation vis-à-vis the Company and the Management Company and those acting on behalf of the above stated, as well as vis-à-vis other renters, other tenants and other rights holders at the Industrial Park, (all together will be hereinafter called: “Other Rights Holders at the Industrial Park”), whose property insurance includes a parallel clause regarding waiver of subrogation vis-à-vis the Tenant, as long as the above stated regarding the waiver of the right of subrogation will not apply in favor of a person who caused malicious damage.

2.
Third Party Liability Insurance, that insures the liability of the Tenant pursuant to the law vis-à-vis injury to body and / or damage to property of any person or / or body whatsoever within the ambit of the activities of the Tenant and / or the Tenant’ employees and / or the Tenant’s managers pursuant to the agreement, of the limit of liability as detailed below the insurance is not limited to any limitation regarding liability resulting from fire, explosion, panic, lifting, loading and offloading devices, defective sanitary facilities, poisoning, any damaging thing in food or drink, liability regarding and vis-à-vis contractors, subcontractors and their employees, strikes and shut downs as well as subrogation claims on the part of the National Insurance Institute. The insurance is expanded to indemnify the Company and / or the Management Company vis-à-vis their responsibility for the deeds and / or blunders of the Tenant and of those acting on behalf of the Tenant, and this subject to a cross liability clause by which the insurance will be considered as having been drawn up separately for each of the individuals of the insured.

The limit of liability of $ 983,370 per event and accumulative for the annual insurance period.

3.
Employers Liability Insurance vis-avis the Tenant’s liability to all the workers employed by the Tenant, regarding physical injury or disease caused to any of them, during and in the wake of their employment in the premises and the surroundings, of a limit of liability of $ 5,000,000 per claimant per case and in total for the insurance period. This insurance does not include any limitation regarding work at heights and depths, hours of work, bait and toxins as well as regarding the legal employment of youth.

The stated insurance is expanded to indemnify the Company and the Management Company should it be claimed in the matter of the occurrence of any work accident whatsoever that bear employer’s liability vis-à-vis any of the their employers.

4.
Consequential Loss Insurance that will insure consequential loss caused to the Tenant in the case of the loss or damage to the premises and / or to the content thereof and / or to property covered pursuant to the insurance issued pursuant to paragraph 1 above and / or in the wake of preventing access to the premises and surrounding area, in the wake of the risk detailed in paragraph 1 above , for a indemnity period of at least 12 months. The insurance includes a specific condition by which the insurer waives any right of subrogation vis-à-vis the Company, the Management Company and those acting on behalf of the above stated, as well as vis-à-vis other rights holders at the industrial park (regarding which the consequential loss insurance of the other rights holders in the industrial park includes a parallel clause regarding a waiver of subrogation vis-à-vis the Tenant) as long as the above stated regarding the waiver of the right of subrogation will not apply in favor of a person who caused malicious damage.

[rubber stamp]

The limits of liability / insurance amounts incorporated in the authorization of this insurance will apply to all the work / activities (in total) of all those insured under the above stated policy, (together) including the work that is the subject of this authorization. The authorization is issued subject to the rest of the terms and anomalies of the original policy

General

•
The above stated insurances include a specific condition by which they take preference over any insurance taken out by the Company and / or the Management Company and that we waive any demand or claim regarding sharing the insurance of the Company and / or of the Management Company.

•
We undertake that the above stated insurance will not be reduced and will not be cancelled during the insurance period, unless a written notification, dispatched by registered mail, is handed to the Company 30 days in advance.

•	We confirm that the Tenant is solely responsible for the payment of insurance fees and the deductible amount vis-à-vis the insurance as stipulated above.

Subject to the terms and reservations of the original policies insofar as such were not specifically altered pursuant to the above stated.

Sincerely

( - signature - )
_______________	_______________	_______________	_______________
(Name of the signer)	(Position of the signer)	(Signature of the Insurer)	(Stamp of the Insurer)
[rubber stamp]
Harel Insurance Company Ltd.

Appendix 6

Fire Detection and Extinguishing

1.
The Tenant is to install, in parallel to preparing the dedicated electricity and electrical boards, a fire detection and gas extinguishing system pursuant to the requirements of the Fire Fighting Services. The system will be connected to the main switchboard that will also be installed by the Tenant in the guard hut that is manned 24 hours a day. Upon the completion of the work, the Tenant will produce a standards authorization issued by the Institute of Standards for the fire detection and extinguishing system at the premises, which will be a condition for connecting the electricity supply to the premises.

2.	Once a year, the Tenant will produce an authorization stipulating that the fire detection and extinguishing system is under annual service and is maintained pursuant to the standard.

Air Conditioning

1.	The Tenant will bear the annual warranty and insurance for the air conditioning systems belonging to Tefen Enterprises Ltd. installed in the buildings.

2.
Tefen Enterprises Ltd. will draw up an annual service contract with the Electra Company, the supplier of the air conditioning systems and will debit the Tenant with the cost of the insurance through a stop order once a year.

3.	In the case of a malfunction in the air conditioning system the Omer Industrial Park Administration is to be informed on (08) 649-2692, to call out a technician.

4.
The cost of the insurance for the central air conditioning system in Buildings 1 to 8 [sic] is NIS 4,150 + VAT, linked to the Consumer Price Index per unit per annum (the Tenant has 4 operating units). The total cost of the insurance is NIS 16,600 per annum, including spare parts for the first two tears and after two years the insurance will include spare parts with the exception of the compressor and the condenser coil. The Tenant has the option to insure air conditioning units independently and to hand them back to the Company in good working order at the end of the agreement period.

In addition to the central air conditioning, there are 5 mini central air conditioning units at the premises that will be handed over to the tenant in good work order. From the date of signing the contract, the responsibility for the air conditioners will be that of the Tenant and the Tenant undertakes to hand them back to the Company in good working order.

1660/11/3/19/13

Appendix 7

Bank Authorization

To	Account No.	Type of Account	Clearing Code
Tefen Enterprises	116215		Branch	No.
P. O. Box 1			461
Migdal Tefen
	Institute Code	Reference / Identifying No. of the Customer at the Company
	26176	512868142

We received Instruction No. ________________ to honor debits of the amounts and at the dates that will appear on magnetic means and on lists that were submitted to us from time to time and in which the account number / s at the bank will be stipulated and all pursuant to that detailed in the letter of authorization.

We have recorded the instruction and will act accordingly as long as the state of the account will facilitate such, as long as there will not be any legal or other preclusion to execute such, as long as we have not received a written instruction for cancellation from the account holder / s, or as long as the account holders were not excluded, or as long as the account holders were not excluded [sic] from the arrangement, this authorization will not impact upon your undertakings towards us, pursuant to the letter of indemnification signed by you.

Sincerely

[round stamp] Bank Mizrahi Tefachot Ltd. Main Business Center Tel Aviv ( - signature - )
Date: January 27, 2014	Bank ____________________

Both parts of this form will be	Branch ____________________
dispatched to the Bank branch	Signature and Stamp of the Branch

Appendix 8

List of Facilities and Equipment Existing at the Premises

1.	2 ea. 60 liter Amcor hot water boilers in Units C 1 and D1.

2.	2 ea. 150 liter Chromagen hot water boilers in Units A 1 and B1.

3.	3 ea. Air extraction fans in the toilets.

4.	1 ea. BDOOEA250 TCH, serial no. M37101867d

5.	1 ea. BDOOEA250 TCH, serial no. M38100489d

6.	1 ea. BDOOEA250 TCH, serial no. M37102493d

7.	1 ea. BDOOEA250 TCH, serial no. M38100488d

8.	Tadiran mini central air conditioning unit ANL85 M installed on the roof of building B1.

9.	Tadiran mini central air conditioning unit ANL85 M installed on the roof of building B1.

10.	Tadiran mini central air conditioning unit ANL35 M installed on the roof of building C1.

11.	Tadiran mini central air conditioning unit ANL50 M installed on the roof of building C1.

12.	Tadiran mini central air conditioning unit TCL30 S installed on the roof of building C1, serial no. 51302515198.

13.	Tadiran mini central air conditioning unit ANL 603 M installed on the roof of building D1, serial no. 51302515168 A.

14.	Tadiran mini central air conditioning unit ANL35 M installed on the roof of building D1, serial no. 51302515117 B.

15.	9 ea. Metal Hyde 400 W light fittings installed in store rooms A1 + B1.

16.	Electric motor for a roll up door for the store room in B1.

17.	Electric motor for a roll up door for the hall in building D1.

18.	Fluorescent light fittings pursuant to that existing in the premises.

19.	8 ea. fire extinguishing cupboards which include, at each station, a 6kg. powder fire extinguisher, a hose reel, two fire hoses and a nozzle.

20.	A Pima alarm system.

21.	A sprinkler system pursuant to that existing in the premises.

22.	a partial fire detection system, not including a switchboard pursuant to that existing in the premises.

23.	Main and secondary electrical boards pursuant to that existing in the premises.

24.	A communications board pursuant to that existing in the premises.

25.	Lighting and power and communications in the offices and in the production hall pursuant to that existing in the premises

Appendix 7

Bank Debit Authorization

Date: _________________

To	Account No.	Type of Account	Clearing Code
Bank __________________________			Branch	No.
Branch _________________________
Branch Address __________________
	Institute Code	Reference / Identifying No. of the Customer at the Company
26176

1.	I, the undersigned, _______________________________________________
Name of the Account Holders Appearing in the Bank Books      I. D. No. / Pr. Co. No.

Address: ______________________________________________________
Street         No.        Town             Postal Code

Hereby give you an instruction to debit my / our above stated account at your branch for     Rental fees, electricity + water and sundries
Of the amounts and at the dates that will be submitted to you from time to time on magnetic media or by lists on the part of     Tefen Enterprises Ltd.
As detailed below in the Main Points of Authorization

2.	I / we are aware of the fact that:

a.
This instruction may be cancelled by means of a notification from me / us in writing to the bank and to Tefen Enterprises Ltd., that will come into effect one business day after the instruction is issued to the bank and can also be cancelled by the directive of any law.

b.
I / we will be entitled to cancel a specific debit in advance as long as the notification to this end will be extracted [sic] by me / us to the bank in writing one business day prior to the date of debiting.

3.	I / we are aware of the fact that the details provided in the letter of authorization and verbally are matters that I / we must settle with the beneficiary.

4.
I / we are aware of the fact that the debit amounts pursuant to this authorization will appear on the account printouts and that no special notification regarding these debits will be dispatched to me / us by the bank.

5.
The bank will act pursuant to the written instructions in this letter of authorization, as long as the state of the account will facilitate such, and as long as there will not be any legal or other preclusion for the execution thereof.

6.
The bank is at liberty to extract me / us from the arrangement detailed in this letter of authorization should it have a reasonable reason for this and will inform me / us of this immediately after taking its decision, stipulating the reason.

7.	Please confirm to _________________ by means of the voucher attached hereto, your receipt of these instructions from me / us.

Details of the Authorization The designated debit amount will be determined from time to time by Tefen Enterprises Ltd. Pursuant to the principles determined: Service Agreement

__________________________
Signature of the Account Holders

Bank Authorization

To	Account No.	Type of Account	Clearing Code
Tefen Enterprises			Branch	No.
P. O. Box 1
Migdal Tefen
	Institute Code	Reference / Identifying No. of the Customer at the Company
26176

We received Instruction No. ________________ to honor debits of the amounts and at the dates that will appear on magnetic means and on lists that were submitted to us from time to time and in which the account number / s at the bank will be stipulated and all pursuant to that detailed in the letter of authorization.

We have recorded the instruction and will act accordingly as long as the state of the account will facilitate such, as long as there will not be any legal or other preclusion to execute such, as long as we have not received a written instruction for cancellation from the account holder / s, or as long as the account holders were not excluded, or as long as the account holders were not excluded [sic] from the arrangement, this authorization will not impact upon your undertakings towards us, pursuant to the letter of indemnification signed by you.

Sincerely

Date: ______________________	Bank ____________________

Both parts of this form will be	Branch ____________________
dispatched to the Bank branch	Signature and Stamp of the Branch

1